UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2026

Fifth Era Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42539	36-5108801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 1093 Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 (345) 814-5726

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	FERAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	FERA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of the initial business combination	FERAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On March 17, 2026, Gary Cookhorn resigned as a director of the board of directors (the “Board”) of Fifth Era Acquisition Corp I (the “Company”), effective immediately. Mr. Cookhorn’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Cookhorn for his service on the Board and valuable contributions to the Company.

Director Appointment

On March 20, 2026, the Board unanimously appointed Donald Putnam to serve as a director on the Board, effective immediately.

Mr. Putnam is the Executive Chairman of Energy Substantiation Partners LLC, which he founded in 2024, and Founder and Managing Partner of Grail Partners LLC, a role he has held since 2005. Mr. Putnam is a veteran financial executive, mathematician, and entrepreneur whose career has spanned investment banking, quantitative finance, machine learning, and blockchain innovation. Prior to founding Grail, he founded Putnam Lovell Securities in 1987 and served as Chief Executive Officer, Chairman of the Board, and Managing Director in the firm’s investment banking group. After the firm’s sale to National Bank Financial in 2002, he served as CEO and Vice Chairman of Putnam Lovell NBF until 2005. Mr. Putnam has maintained a long-standing interest in artificial intelligence and blockchain. With more than thirty years of experience in neural network mathematics and applications, he has worked with or studied most major forms of machine learning, including support vector machines, gradient boosting, and random forests. He is also a frequent writer and speaker on the business and policy implications of artificial intelligence. In addition to his roles at Energy Substantiation and Grail, Mr. Putnam serves on the Investment Committee of Ripon College, on the boards of Manifold Partners and Welton Investment Partners, and on the Advisory Board of Ridgedale Advisors.

There are no arrangements or understandings between Mr. Putnam and any other persons pursuant to which he was elected as director of the Board. There are no family relationships between Mr. Putnam and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH ERA ACQUISITION CORP I

Date: March 20, 2026	By:	/s/ Mitchell Mechigian
		Name:	Mitchell Mechigian
		Title:	Chief Executive Officer

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